Draft of 1/7/98

                                  400,000 UNITS

                             IXION BIOTECHNOLOGY, INC.


                                   AGREEMENT


                               January  , 1998



Mr. Lynn E. Wood
President
Unified Management Corporation
429 N. Pacific Street
Indianapolis, IN 46204-1897


Dear Mr. Wood:

Ixion Biotechnology, Inc., a Delaware corporation (the "Company"), proposes to sell directly an aggregate of up to 400,000 Units (the "Units") in a registered public offering. Each Unit will consist of one share of the Company's Common Stock, $.01 par value ("Common Stock"), and
 .25 Charitable Benefit Warrant, substantially in the form filed as exhibits to the Registration Statement (hereinafter defined) (the
"Charitable Benefit Warrants").   There is no required minimum number of
Units to be sold, and all funds received will go immediately to the Company. The Company will effect offers and sales of Units through printed copies of the Prospectus (defined below) delivered by mail and electronically, by contacting prospective investors by publication through a posting on the Company's web site, through newspaper advertisements, direct email, and direct mail. The offer and sale of the Units are referred to as the "Offering."

The Company proposes to offer the Units directly to investors through certain executive officers of the Company in various states where it is qualified to do so, except in Florida, where sales must be made through a registered broker/dealer under Florida's securities statutes.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to Unified Management
Corporation ("you" or "Unified Management") as follows:

(a)       A registration statement on Form SB-2 (File No.
333-34765) with respect to the Units has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto (including one post-effective amendment relating to this Agreement), the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein, and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered or made available by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no additional post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means (a) the form of prospectus filed with the Commission pursuant to Rule 424(b) or
(b) the form of prospectus included in Post-Effective Amendment no. 1 to the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to Unified Management for delivery to Florida purchasers of the Units. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus."

(b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Company does not own and never has owned a controlling interest in any corporation or other business entity. The Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification.

(c) The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and have been issued and sold by the Company in compliance in all material respects with applicable securities laws; the Common Stock and Charitable Benefit Warrants to be included in the Units have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any security of the Company or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or other securities of the Company.

(d)       The information set forth under the caption
"Capitalization" in the Prospectus is true and correct. The Common Stock and the Charitable Benefit Warrants conform to the description thereof contained in the Registration Statement. The forms of certificates for the Common Stock and Charitable Benefit Warrants conform to the corporate law of Delaware, the jurisdiction of the Company's incorporation.

(e) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Units and has not instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform, to the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by Unified Management specifically for use in the preparation thereof.

(f) The financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data of the Company included in the Registration Statement present fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.

(g) Coopers & Lybrand LLP, who have audited certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

      (h)       There is no action, suit, claim, or proceeding
pending or, to the knowledge of the Company, threatened against the Company before any court or administrative agency or otherwise which if determined adversely to the Company might result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company or might prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement.

(i) The Company has good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement), subject to no lien, mortgage, pledge, charge, or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. The Company occupies its leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement.

(j) The Company has filed all federal, state, local and foreign income tax returns which have been required to be filed and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities have been adequately provided for in the financial statements of the Company.

(k) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. The Company has no material contingent obligations which are not disclosed in the Company's financial statements included in the Registration Statement or elsewhere in the Prospectus.

(l) The Company is not, nor, with the giving of notice or lapse of time or both, will it be, in violation of or in default under its articles of incorporation or bylaws or under any agreement, lease, contract, indenture, or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default is of material significance in respect of the condition, financial or otherwise of the Company or the business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party, or of the articles of incorporation or bylaws of the Company or any order, rule, or regulation applicable to the Company of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

(m) Each approval, consent, order, authorization, designation, declaration, or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Units for public offering under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

      (n)       The Company holds all material patents, patent
rights trademarks, trade names, copyrights, trade secrets, and licenses of any of the foregoing (collectively, "Intellectual Property Rights") that are necessary to the conduct of its business; there is no claim pending or, to the best knowledge of the Company, threatened against the Company alleging any infringement of Intellectual Property Rights, or any violation of the terms of any license relating to Intellectual Property Rights, nor does the Company know of any basis for any such claim other than as described in the Prospectus. The Company knows of no material infringement by others of Intellectual Property Rights owned by or licensed to the Company. The Company has obtained, is in compliance in all material respects with, and maintains in full force and effect all material licenses, certificates, permits, orders, or other, similar authorizations granted or issued by any governmental agency (collectively, "Government Permits") required to conduct its business as it is presently conducted. All applications for additional Government Permits described in the Prospectus as having been made by the Company have been properly and effectively made in accordance with the applicable laws and regulations with respect thereto and such applications constitute, in the best judgment of the Company's management, those reasonably required to have been made in order to carry out the Company's business plan as described in the Prospectus. No proceeding to revoke, limit or otherwise materially change any Government Permit has been commenced or, to the Company's best knowledge, is threatened against the Company or any supplier to the Company with respect to materials supplied to the Company, and the Company has no reason to anticipate that any such proceeding will be commenced against the Company or any such supplier. Except as disclosed or contemplated in the Prospectus, the Company has no reason to believe that any pending application for a Government Permit will be denied or limited in a manner inconsistent with the Company's business plan as described in the Prospectus.

(o) The Company is in all material respects in compliance with all applicable Environmental Laws. The Company has no knowledge of any past, present or, as anticipated by the Company, future events, conditions, activities, investigation, studies, plans or proposals that
(i) would interfere with or prevent compliance with any Environmental Law by the Company or (ii) could reasonably be expected to give rise to any common law or other liability, or otherwise form the basis of a claim, action, suit, proceeding, hearing, or investigation, involving the Company and related in any way to Hazardous Substances or Environmental Laws. Except for the prudent and safe use and management of Hazardous Substances in the ordinary course of the Company's business, (i) no Hazardous Substance is or has been used, treated, stored, generated, manufactured, or otherwise handled on or at any Facility and (ii) to the Company's best knowledge, no Hazardous Substance has otherwise come to be located in, on, or under any Facility. No Hazardous Substances are stored at any Facility except in quantities necessary to satisfy the reasonably anticipated use or consumption by the Company. No litigation, claim, proceeding, or governmental investigation is pending regarding any environmental matter for which the Company has been served or otherwise notified or, to the knowledge of the Company threatened or asserted against the Company, or the officers or directors of the Company in their capacities as such, or any Facility or the Company's business. There are no orders, judgments or decrees of any court or of any governmental agency or instrumentality under any Environmental Law which specifically apply to the Company, any Facility or any of the Company's operations. The Company has not received from a governmental authority or other person (i) any notice that it is a potentially responsible person for any Contaminated site or (ii) any request for information about a site alleged to be Contaminated or regarding the disposal of Hazardous Substances. There is no litigation or proceeding against any other person by the Company regarding any environmental matter. The Company has disclosed in the Prospectus or made available to Unified Management and its counsel true, complete, and correct copies of any reports, studies, investigations, audits, analysis, tests, or monitoring in the possession of or initiated by the Company pertaining to any environmental matter relating to the Company, its past or present operations, or any Facility.

For the purposes of the foregoing paragraph, "Environmental Laws" means any applicable federal, state or local statute, regulation, code, rule, ordinance, order, judgment, decree, injunction, or common law pertaining in any way to the protection of human health or the environment, including without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substances Control Act, the Clean Air Act, the Federal Water Pollution Control Act, and any similar or comparable state or local law; "Hazardous Substance" means any hazardous, toxic, radioactive, or infectious substance, material, or waste as defined, listed, or regulated under any Environmental Law; "Contaminated" means the actual existence on or under any real property of Hazardous Substances, if the existence of such Hazardous Substances triggers a requirement to perform any investigatory, remedial, removal, or other response action under any Environmental Laws or if such response action legally could be required by any governmental authority; "Facility" means any property currently owned, leased or occupied by the Company.

(p) The Company has not taken nor intends to take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Common Stock.

(q) The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission thereunder.
(r) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar industries.

(t) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(u) The Company is in material compliance with all laws, rules, regulations, orders of any court or administrative agency, operating licenses, or other requirements imposed by any governmental body applicable to it, including, without limitation, all applicable laws, rules, regulations, licenses, or other governmental standards applicable to the industry in which the Company operates; and the conduct of the business of the Company, as described in the Prospectus, will not cause the Company to be in violation of any such requirements.

(v) The Charitable Benefit Warrants have been authorized for issuance to the various purchasers of the Units and will, when issued, possess rights, privileges, and characteristics as represented in the most recent form of Charitable Benefit Warrants filed as an exhibit to the Registration Statement; the securities to be issued upon exercise of the Charitable Benefit Warrants, when issued and delivered against payment therefor in accordance with the terms of the Charitable Benefit Warrants, will be duly and validly issued, fully paid, nonassessable, and free of preemptive rights, and all corporate action required to be taken for the authorization and issuance of the Charitable Benefit Warrants, and the securities to be issued upon their exercise, has validly and sufficiently been taken.

(w) Except as disclosed in the Prospectus, neither the Company nor any of its officers, directors or affiliates have caused any person, other than Unified Management, to be entitled to reimbursement of any kind, including, without limitation, any compensation that would be includable as underwriter compensation under the NASD's Corporate Financing Rule with respect to the offering of the Units, as a result of the consummation of such offering based on any activity of such person as a finder, agent, broker, investment adviser, or other financial service provider.

2.   PURCHASE, SALE AND DELIVERY OF THE UNITS.

(a) On the basis of the representations, warranties, and covenants herein contained, and subject to the conditions herein set forth, Unified Management agrees to act on behalf of the Company in connection with sales to Florida purchasers, and the Company agrees to sell Units to Florida purchasers who subscribe for Units by properly completing Unit Purchase Agreements and who are approved for purchase. Unified Management will have no obligation to purchase Units on a firm commitment basis, a best efforts basis, or any other basis.

      (b)       Payment for the Units to be sold hereunder will be
made directly by the purchasers in checks drawn to the order of the Company or bank wire to an account specified by the Company against certificates for the Common Stock and the Charitable Benefit Warrants (which delivery shall take place in such location as may be specified by purchasers in the Unit Purchase Agreement).

3.   OFFERING.

The Units are to be initially offered to the public at the public offering price (determined solely by the Company) set forth in the Prospectus.

4.   COVENANTS OF THE COMPANY.

The Company covenants and agrees with Unified Management that:

(a) The Company will (i) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which Unified Management shall not previously have been advised and furnished with a copy or to which Unified Management shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

(b) The Company will advise Unified Management promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective, (ii) of receipt of any comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

(c) The Company will cooperate with Unified Management in endeavoring to qualify the Units for sale under the securities laws of Florida and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualification in effect for so long a period as Unified Management may reasonably request.

(d) The Company will deliver to Unified Management during the period when delivery of a Prospectus is required under the Act, as many paper copies of the Prospectus in final form, or as thereafter amended or supplemented, as Unified Management may reasonably request. Until the Offering is terminated, the Company will maintain the Prospectus on its website in several electronic formats, including HTML and MS Word, so as to permit prospective investors to download such Prospectus in compliance with the Act and the Rules and Regulations relating to the use of electronic media for delivery purposes.

(e) The Company will comply with the Act and the Rules and Regulations, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, so as to permit the sale of the Units as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by Unified Management, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of Unified Management, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

      (f)       The Company will make generally available to its
security holders, as soon as it is practicable to do so, but in any event not later than 16 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(g) The Company will, for a period of two years from the date of the Prospectus, deliver to Unified Management, either electronically or printed on paper, copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act.

(h) There is no public market for the Common Stock and it is unlikely that any such market will develop after the Offering. The Company does not currently meet the requirements for listing on an organized stock exchange or quotation of over-the counter market maker trades on the Nasdaq market. The Company will use reasonable efforts to list the Common Stock on a regulated securities exchange following the termination of the Offering.

(i) The Company shall apply the net proceeds of its sale of the Units as set forth in the Prospectus and shall file such reports with the Commission with respect to the sale of the Units and the application of the proceeds here from as may be required in accordance with Rule 463 under the Act.

(j) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Units in such a manner as would require the Company or any of the subsidiaries to register as an investment company under the 1940 Act.

(k) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(l) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

5.   FEES, COSTS, AND EXPENSES.

(a) The Company will pay Unified Management a commission of 2.0% of the gross proceeds of sales of Units to purchasers resident in Florida, arising as a result of access to the Company's website, newspaper advertisements, direct email, or direct mail and not arising out of any solicitation of potential customers by Unified Management; provided, however, that such sales must be made pursuant to completed Florida Unit Purchase Agreements and must be approved by the Company. The Company may reject any Unit Purchase Agreement in its absolute discretion.

(b) The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, Unified Management copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, and this Agreement; the filing fees of the Commission; the filing fees incident to securing any required review by the NASD of the terms of the sale of the Units; and the expenses, including the fees and disbursements of counsel, incurred in connection with the qualification of the Units under state securities or Blue Sky laws. Any transfer taxes imposed on the sale of the Units will be paid by the Company. The Company shall not, however, be required to pay for any of Unified Management' expenses (other than those related to qualification under NASD regulation and state securities or Blue Sky laws).

6.   CONDITIONS OF OBLIGATIONS OF UNIFIED MANAGEMENT.

      The obligations of Unified Management hereunder are subject to the accuracy of the representations and warranties of the Company contained herein, and to the performance by the Company of their covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to Unified Management and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the date hereof which would prevent the issuance of the Units.

(b) Unified Management shall have received the opinion of Bruce Brashear, Esq., counsel for the Company, dated the date of this Agreement, addressed to Unified Management to the effect that:

     (i)       The Units have been duly and validly authorized.

     (ii) The Common Shares have been duly and valid authorized and, when certificates therefor have been duly authenticated, delivered and paid for in accordance with all applicable laws and agreements, will be duly and validly issued, fully-paid, and nonassessable.

     (iii) The shares issuable upon exercise of the Charitable Benefit Warrants (the "Underlying Shares") have been duly and validly authorized and, (a) assuming the Underlying Shares will be duly and validly authorized as of the date of issuance and (b) when certificates therefor have been duly authenticated, delivered, and the Underlying Shares have been paid for in accordance with all applicable laws and the Warrant Agreement, the Underlying Shares will be duly and validly issued, fully-paid, and nonassessable.

     (iv) The Charitable Benefit Warrants have been duly and valid authorized and, when (a) the Warrant Agreement has been duly executed and delivered (assuming due authorization, execution and delivery thereof by the Warrant Agent) and (b) the Charitable Benefit Warrants have been duly authenticated, delivered and paid for in accordance with all applicable laws and the Warrant Agreement, the Charitable Benefit Warrants will be valid and binding obligations of the Company enforceable against the Company, except that such enforcement may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

     (v) This Agreement has been duly authorized, executed, and delivered by the Company.

In addition to the matters set forth above, the opinion of Bruce Brashear, Esq., shall also include a statement to the effect that nothing has come to the attention of such counsel that has caused him to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the date of this Agreement, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the date of this Agreement, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein).

(c) Unified Management shall have received on the date of this Agreement a certificate or certificates of the Chairman and Chief
Executive Officer and the Controller of the Company to the effect that, as of the date of this Agreement each of them severally represents as follows:

(i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his or her knowledge, contemplated by the Commission;

(ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Date of this Agreement;

(iii) All filings required to have been made pursuant to Rule 424 or Rule 430A under the Act have been made;

(iv) He or she has carefully examined the Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

(v) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business.

(h) The Company shall have furnished to Unified Management such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as Unified Management may reasonably have requested.

If any of the conditions herein above provided for in this Section
6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of Unified Management hereunder may be terminated by Unified Management by promptly notifying the Company of such termination in writing.

In such event, the Company and Unified Management shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.   CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

The obligations of the Company to sell and deliver the Units required to be delivered as and when specified in this Agreement are subject to the conditions that at the date of this Agreement, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.   INDEMNIFICATION.

(a)       The Company agrees to indemnify and hold harmless
Unified Management and each person, if any, who controls Unified Management within the meaning of the Act, against any losses, claims, damages, or liabilities to which Unified Management or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse Unified Management and each such controlling person upon demand for any legal or other expenses reasonably incurred by Unified Management or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Units, whether or not Unified Management or controlling person is a party to any action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through Unified Management specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Unified Management will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that Unified Management will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through Unified Management specifically for use in the preparation
thereof.   This indemnity agreement will be in addition to any liability which Unified Management may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to
Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise, or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless n indemnified party under
Section 8(a) or (b) above in respect of any losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Unified Management on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and Unified Management on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and Unified Management on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total commissions received by Unified Management. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or Unified Management on the other and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

The Company and Unified Management agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) referred to above in this
Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) Unified Management shall not be required to contribute any amount in excess of the commissions applicable to the Units sold through Unified Management to Florida purchasers, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this
Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f) Any losses, claims, damages, liabilities, or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of Unified Management or any person controlling Unified Management, the Company, its directors or officers, or any persons controlling the Company, (ii) acceptance of any Units and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to Unified Management, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution, and reimbursement agreements contained in this Section 8.

9.  NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, emailed (with confirmation of delivery) or telecopied as follows: if to Unified Management, to Unified Management Corporation, 429 Pacific Street, Indianapolis, IN 46204-1897, Attention, President, Fax: 212-269-6804, email: lynnw@mibor.net; if to the Company, to Ixion Biotechnology, Inc., 12085 Research Drive, Alachua, FL 32615, Attention: Chairman of the Board, Fax: 904-462-3961; email: Info@ixion-biotech.com; with a copy to Bruce Brashear, Esq., 920 NW 8th Ave., Ste. A, Gainesville, FL 32601,
Fax: 352-336-0505, email: bruce@afn.org.

11.  TERMINATION.

This Agreement may be terminated by you by notice to the Company as follows:

(a) at any time prior to the the termination of the Offering if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business or (ii) the enactment, publication, decree, or other promulgation of any statute, regulation, rule, or order of any court or other governmental authority which, in your opinion, materially and adversely affects or may materially and adversely affect the business or operations of the Company; or

(b)       as provided in Sections 6 and 9 of this Agreement.

11.  SUCCESSORS.

This Agreement has been and is made solely for the benefit of Unified Management, the Company, and their respective successors, executors, administrators, heirs and assigns, and the officers, directors, and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Units through Unified Management shall be deemed a successor or assign merely because of such purchase.

12.  INFORMATION PROVIDED BY UNIFIED MANAGEMENT.

The Company and Unified Management acknowledge and agree that the only information furnished or to be furnished by Unified Management to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth on the front cover page (insofar as such information relates to Unified Management) and the information under the caption "Plan of Distribution" in the Prospectus.

13.  MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties, and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement and (b) any investigation made by or on behalf of Unified Management or controlling person thereof, or by or on behalf of the Company or its directors or officers.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the state of Florida. All disputes relating to this Agreement shall be adjudicated before a court located in Alachua County, Florida to the exclusion of all other courts that might have jurisdiction.

      If the foregoing letter is in accordance with your
understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and Unified Management in accordance with its terms.

     Very truly yours,

     Ixion Biotechnology, Inc.


     By:  ---------------------------
     Weaver H. Gaines
     Chairman and Chief Executive Officer


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

     Unified Management Corporation




     By  ---------------------------
     Authorized Officer